Exhibit 3.2

BY-LAWS

of

BROCK RENEWABLE ENERGY RESEARCH & DEVELOPMENT CORPORATION

Table of Contents

ARTICLE 1 - MEETINGS OF SHAREHOLDERS		1
1.1	Annual Meeting.	1
1.2	Special Meetings.	1
1.3	Place of Meetings.	1
1.4	Notice of Meetings.	1
1.5	Record Dates.	2
1.6	Quorum.	2
1.7	Voting.	2
1.8	Proxies.	2
1.9	Conduct of Meetings.	2
1.10	Action Without a Meeting.	2

ARTICLE 2 - BOARD OF DIRECTORS		3
2.1	Election and Powers.	3
2.2	Number.	3
2.3	Vacancies.	3
2.4	Removal.	3
2.5	Meetings.	3
2.6	Place of Meetings.	3
2.7	Notice of Meeting.	3
2.8	Waiver of Notice.	4
2.9	Quorum.	4
2.10	Action Without a Meeting.	4
2.11	Personal Attendance by Conference Communication Equipment.	4
2.12	Compensation.	4
2.13	Executive Committee and Other Committees.	4

ARTICLE 3 – OFFICERS		5
3.1	Election of Officers.	5
3.2	Removal.	5
3.3	Compensation.	5
3.4	Chairman of the Board.	5
3.5	President.	5
3.6	Vice Presidents.	6
3.7	Secretary.	6
3.8	Treasurer.	6

ARTICLE 4 - SHARE CERTIFICATES		6
4.1	Form.	6
4.2	Transfer of Shares.	6
4.3	Mutilated, Lost, Stolen or Destroyed Certificates.	7

ARTICLE 5 - INDEMNIFICATION		7

ARTICLE 6 - AMENDMENTS		7

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BY-LAWS

OF

BROCK RENEWABLE ENERGY RESEARCH & DEVELOPMENT CORPORATION

ARTICLE 1 - MEETINGS OF SHAREHOLDERS

1.1           Annual Meeting.   The annual meeting of the shareholders of the Corporation shall be held on such date and at such time as may be fixed by the Board of Directors and set forth in the notice of the meeting, for the election of directors and for the transaction of such business as may properly be brought before such meeting.

1.2           Special Meetings.   Special meetings of the shareholders of the Corporation may be held at any time in the interval between annual meetings. Special meetings may be called by the President, or by request of a majority of the Board of Directors, which written request shall state the purpose or purposes of the meeting and matters proposed to be acted upon thereat. Nothing contained herein shall limit the right and power of directors and shareholders to require a special meeting for the election of directors pursuant to Section 603 (or any successor section) of the New York Business Corporation Law (as amended from time to time, the “Business Corporation Law”), as that Section may from time to time be amended.

1.3           Place of Meetings.    Annual and special meetings of the shareholders of the Corporation shall be held at the principal office of the Corporation or at such other place within or without the State of New York as the Board of Directors may from time to time determine.

1.4           Notice of Meetings.   Written or printed notice of the date, time and place of all meetings of the shareholders shall be given personally, by first class mail, or by courier (receipt required), not less than ten (10) days nor more than sixty (60) days before the day fixed for the meeting, to each shareholder entitled to vote at said meeting, and, unless the meeting is an annual meeting, such notice must also state the purpose or purposes for which the meeting is called and must indicate that it is being issued by or at the direction of the person or persons calling the meeting. Any such notice given to any shareholder who, by reason of any action proposed at such meeting, would be entitled to have such shareholder’s stock appraised if such action were taken, must specify the proposed action and state the fact that if the action is taken, the dissenting shareholder shall have appraisal rights. All notices of shareholder meetings shall be addressed to the applicable shareholder at such shareholder’s address as it appears on the books of the Corporation, unless the shareholder shall have filed with the Secretary of the Corporation a written request that notices intended for the shareholder be sent to some other address, in which event notices shall be mailed to the address designated in such request. The notices, as provided for in this Section, are not required to be given to any shareholder who submits a signed waiver of notice, in person or by proxy, whether before or after the meeting. The attendance of any shareholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by such shareholder. No notice of an adjourned meeting of shareholders need be given, if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, unless the Board of Directors fixes a new record date for the adjourned meeting.

1.5           Record Dates.    For the purposes of determining the shareholders entitled to notice of or to vote at a shareholders’ meeting or any adjournment thereof, the Board of Directors may fix a date of record which shall not be more than sixty (60) days nor less than ten (10) days before said meeting date. For the purpose of determining shareholders entitled to express consent to or dissent from any proposal without a meeting, or for determining shareholders entitled to receive payment of a dividend or the allotment of any rights, or for any other action, the Board of Directors may fix a date of record which shall not be more than sixty (60) days prior to such action.

1.6           Quorum.   At all meetings of shareholders, except as otherwise provided by law, a quorum shall exist if there is present in person or represented by proxy, shareholders owning a majority in number of votes of the shares of the Corporation issued and outstanding and entitled to vote thereat; but if there be no quorum, the holders of such shares so present or represented may by majority vote adjourn the meeting from time to time, without notice other than by announcement at the meeting, until a quorum shall attend. At any such adjournment of the meeting, which a quorum shall attend, any business may be transacted which might have been transacted at the meeting as originally called. When a quorum is once present, it is not broken by the subsequent withdrawal of any shareholder.

1.7           Voting.   At all meetings of the shareholders, each shareholder entitled to vote thereat may vote in person or by proxy, and shall have one (1) vote for each share standing in the shareholder’s name on the books of the Corporation as of the record date fixed for the meeting, unless otherwise provided in the Certificate of Incorporation or any amendments thereto. Upon demand of the shareholders holding ten percent (10%) in interest of the shares, present in person or by proxy and entitled to vote, voting shall be by ballot. A plurality of votes cast shall be sufficient to elect directors, and a majority of votes cast in favor of or against any other corporate action shall be sufficient to take or disapprove such action, except as otherwise provided by law or these By-Laws.

1.8           Proxies.   Every proxy shall be in writing, dated, and subscribed by the shareholder or such shareholder’s duly authorized attorney. No proxy which is dated more than eleven (11) months before the meeting at which it is offered shall be accepted, unless such proxy shall, on its face, name a longer period for which it is to remain in force.

1.9           Conduct of Meetings.    Meetings of the shareholders shall be presided over by the President of the Corporation or, in the President’s absence, by the Chairman of the Board of Directors, if any, or, in the absence of both of them, by a Chairman to be chosen at the meeting. The Secretary of the Corporation shall act as Secretary of the meeting, if present.

1.10         Action Without a Meeting.     Whenever shareholders are required or permitted to take any action by vote, such action may be taken without a meeting, without prior notice, and without a vote if a written consent, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Such consent shall be effective to take the corporate action provided therein provided that any delivery and notice requirements of Section 615 of the Business Corporation Law (or any successor section) are met.

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ARTICLE 2 - BOARD OF DIRECTORS

2.1           Election and Powers.   The Board of Directors shall have the management and control of the affairs and business of the Corporation. The directors shall be elected by the shareholders at each annual meeting of shareholders and each director shall serve until such director’s successor is elected or appointed and qualified, unless such directorship be theretofore vacated by resignation, death, removal or otherwise.

2.2           Number.   The number of directors constituting the entire Board of Directors shall be such number as shall be designated by resolution of the Board of Directors adopted prior to the election of directors at the annual meeting of shareholders. In the absence of such resolution the number of directors to be elected at such annual meeting shall be the number last fixed by the Board of Directors. Any Board action designating a change in the number of directors shall require a vote of a majority of the entire Board. The “entire Board”, as used in this Article, shall mean the total number of directors which the Corporation would have if there were no vacancies.

2.3           Vacancies.    Vacancies in the Board of Directors (including any resulting from an increase in the number of directors) created for any reason except the removal by the shareholders of a director or directors without cause, may be filled by vote of the Board of Directors. If, however, the number of directors then in office is less than a quorum, vacancies may be filled by a vote of a majority of the directors then in office. A director elected by the Board of Directors to fill a vacancy under this Section shall hold office until the next meeting of shareholders at which the election of directors is in the regular order of business, and until such director’s successor has been duly elected or appointed and qualified.

2.4           Removal.   At any meeting of the shareholders duly called, any director may, by vote of the holders of a majority in number of votes of the shares entitled to vote in the election of directors, be removed from office, with or without cause. In the case of removal without cause, another director may be elected by the shareholders in the place of the person so removed, to serve for the remainder of the term.

2.5           Meetings.   Regular meetings of the Board of Directors shall be held at such times as the Board of Directors may from time to time determine. Special meetings of the Board of Directors shall be held at any time, upon call from the Chairman of the Board, the President or at least one-third (1/3) of the directors.

2.6           Place of Meetings.    Regular and special meetings of the Board of Directors shall be held at the principal office of the Corporation or at such other place, within or without the State of New York, as the Board of Directors may from time to time determine.

2.7           Notice of Meeting.    Notice of the place, date and time of every regular and special meeting shall be given to each director by delivering the same to such director personally or sending the same to the director by facsimile or email, or leaving the same at the director’s residence or usual place of business, at least one (1) day before the meeting, or shall be mailed to each director, postage prepaid and addressed to the director at the last known mailing address according to the records of the Corporation, at least three (3) business days before the meeting. No notice of any adjourned meeting of the Board of Directors need be given other than by announcement at the meeting, subject to the provisions of Section 2.9.

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2.8           Waiver of Notice.    Notice of a meeting need not be given to any director who submits a signed written waiver thereof, whether before, during or after the meeting, nor to any director who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such director.

2.9           Quorum.    A majority of the entire Board shall be necessary to constitute a quorum for the transaction of business at each meeting of the Board of Directors.

2.10         Action Without a Meeting.    Any action required or permitted to be taken by the Board of Directors or any committee thereof at a duly held meeting may be taken without a meeting if all members of the Board of Directors or the committee consent in writing to the adoption of a resolution authorizing the action. Such resolution and the written consents thereto by the members of the Board of Directors or committee shall be filed with the minutes of the proceedings of the Board of Directors or the committee.

2.11         Personal Attendance by Conference Communication Equipment.    Any one or more members of the Board of Directors or any committee thereof may participate in a meeting of such Board or committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at the meeting.

2.12         Compensation.    Directors shall receive such compensation for their services as may be fixed by resolution of the Board of Directors. Nothing in this Section will be construed to preclude a director from serving the Corporation in any other capacity and from receiving compensation therefor.

2.13         Executive Committee and Other Committees.    The Board of Directors may, in its discretion, by an affirmative vote of a majority of the entire Board, appoint an Executive Committee, or any other committee, to consist of one (1) or more directors as the Board of Directors may from time to time determine. The Executive Committee shall have, and may exercise between meetings of the Board of Directors, all the powers of the Board of Directors in the management of the business and affairs of the Corporation (including among others appointment of officers), and other committees shall have those powers conferred upon them by the Board of Directors, except that no committee shall have power:

(a)          To submit to shareholders any action requiring shareholder approval;

(b)          To fill vacancies in the Board of Directors or in any committee thereof;

(c)          To fix compensation of directors for service on the Board of Directors or any committee thereof;

(d)          To repeal, amend or adopt by-laws;

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(e)          To amend or repeal any Board resolution which is not, by its terms, amendable or repealable by such committee;

In the absence, or upon the disqualification, of any member of the Executive Committee or of any other committee, the members thereof present at any meeting may appoint a member of the Board of Directors previously designated by the Board of Directors as a committee alternate to act in place of such absent or disqualified member. The Board of Directors shall have the power at any time to change the membership of any committee, to fill vacancies in it, or dissolve it. The Executive Committee and any other committee may make rules for the conduct of its business, and may appoint such committees and assistants as may from time to time be necessary or appropriate, unless the Board of Directors shall provide otherwise. A majority of the members of the Executive Committee and of any other committee shall constitute a quorum.

ARTICLE 3 - OFFICERS

3.1           Election of Officers.   The Board of Directors shall elect a President, a Secretary and a Treasurer of the Corporation, and may elect a Chairman of the Board from among the directors of the Corporation, one or more Vice Presidents and any other officers. Each such officer shall serve at the pleasure of the Board of Directors or until such officer’s successor shall have been duly elected or appointed and qualifies, or until the officer shall have resigned, shall have deceased or shall have been removed in the manner provided in Section 3.2. Any two or more offices may be held by the same person. Any vacancies in the above offices shall be filled by the Board of Directors.

3.2           Removal.    Any officers of the Corporation may be removed with or without cause by a vote of the majority of the entire Board of Directors of the Corporation then in office at a meeting called for that purpose whenever in its judgment the best interests of the Corporation may be served thereby, and any officer other than the President, Chief Executive Officer (if there be one) may be removed with or without cause by the President unless such power is expressly denied by resolution or contract approved by the Board of Directors.

3.3           Compensation.   The Board of Directors shall fix the compensation for the President and for such other officers of the Corporation as it shall designate.

3.4           Chairman of the Board.   The Chairman of the Board, if there be one, shall preside at all meetings of the Board of Directors and shall perform such other duties as the Board of Directors may direct.

3.5           President.   The President shall be the Chief Executive Officer of the Corporation unless another Chief Executive Officer shall have been appointed by the Board of Directors, and shall, subject to the direction of the Board of Directors, have the general management of the affairs of the Corporation. If a separate Chief Executive Officer of the Corporation is appointed by the Board of Directors, the respective duties of the President and the Chief Executive Officer shall be as directed by the Board of Directors. The President shall preside at all meetings of the shareholders. If there be no Chairman of the Board, or in the absence or inability to act of the Chairman of the Board, the President shall perform all duties of the Chairman of the Board, subject, however, to the control of the Board of Directors.

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3.6           Vice Presidents.   Any one or more of the Vice Presidents may be designated by the Board of Directors as an Executive Vice President. In the absence or during the disability of the President, at the request of the President or the Board of Directors, any Vice President shall perform the duties and exercise the functions of the President. Each Vice President shall have such other powers and duties as may be properly designated by the Board of Directors and the President or, if applicable, Chief Executive Officer.

3.7           Secretary.   The Secretary shall keep full minutes of all meetings of the shareholders and of the Board of Directors in books provided for that purpose. The Secretary shall see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law, shall be the custodian of the records and of the seal or seals of the Corporation, and shall affix the corporate seal to all documents, the execution of which on behalf of the Corporation under the seal is duly authorized by the Board of Directors, and when so affixed may attest the same. The Secretary shall have such other powers and duties as may be required by law, customary to the office, or properly designated by the Board of Directors and the President, or, if applicable, Chief Executive Officer.

3.8           Treasurer.   The Treasurer shall keep correct and complete books and records of account for the Corporation. Subject to the control and supervision of the Board of Directors and the President, or, if applicable, Chief Executive Officer, or such other officer as any of them may designate, the Treasurer shall establish and execute programs for the provision of the capital required by the Corporation, maintain banking arrangements to receive, have custody of and disburse the Corporation’s moneys and securities, invest the Corporation’s funds as required, establish and coordinate policies for investment of pension and other similar trusts, provide insurance coverage as required, and direct the granting of credit and the collection of accounts due the Corporation. The Treasurer shall have such other powers and duties as may be properly designated by the Board of Directors, the President, and if applicable, the Chief Executive Officer.

ARTICLE 4 - SHARE CERTIFICATES

4.1           Form.    The interest of each shareholder of the Corporation shall be evidenced by certificates for shares in such form not inconsistent with the law or the Certificate of Incorporation, and any amendments thereof, as the Board of Directors may from time to time prescribe.

4.2           Transfer of Shares.   The shares of the Corporation shall be transferred on the books of the Corporation by the registered holder thereof, in person or by such shareholder’s attorney, upon surrender for cancellation of certificates for the same number of shares, with a proper assignment and powers of transfer endorsed thereon or attached thereto, duly signed by the person appearing by the certificate to be the owner of the shares represented thereby, with such proof of the authenticity of the signature as the Corporation, or its agents, may reasonably require. Such certificate shall have affixed thereto all stock transfer stamps required by law. The Board of Directors shall have power and authority to make all such other rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates for shares of the Corporation.

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4.3           Mutilated, Lost, Stolen or Destroyed Certificates.   The holder of any certificates representing shares of the Corporation shall immediately notify the Corporation of any mutilation, loss, theft or destruction thereof, and the Board of Directors may, in its discretion, cause one or more new certificates, for the same number of shares in aggregate, to be issued to such holder upon the surrender of the mutilated certificate, or, in case of an alleged loss, theft or destruction of the certificate, upon satisfactory proof of such loss, theft or destruction and the deposit of indemnity, by way of bond or otherwise, in such form and amount and with such sureties as the Board of Directors may require, to indemnify the Corporation and transfer agent and registrar, if any, against loss or liability by reason of the issuance of such new certificates; but the Board of Directors may, in its discretion, refuse to issue such new certificates save upon the order of some court having jurisdiction in such matters.

ARTICLE 5 - INDEMNIFICATION

The Corporation shall indemnify (a) any person made or threatened to be made a party to any action or proceeding by reason of the fact that such person or such person’s testator or intestate, is or was a director or officer of the Corporation, and (b) any director or officer of the Corporation who served any other company in any capacity at the request of the Corporation, in the manner and to the maximum extent permitted by the Business Corporation Law; and the Corporation may, in the discretion of the Board of Directors, indemnify all other corporate personnel to the extent permitted by law.

The Corporation shall advance expenses incurred in the defense of a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding subject to receipt of undertakings required by, and compliance with other requirements of, the Business Corporation Law.

The Corporation may purchase and maintain insurance for the indemnification of officers and directors, including to indemnify them in instances in which they may not otherwise be indemnified by the Corporation, to the extent permitted by the Business Corporation Law.

ARTICLE 6 - AMENDMENTS

The Board of Directors shall have the power to adopt, amend or repeal the By-Laws of the Corporation by a majority vote of the entire Board at any meeting. However, any By-Laws adopted by the Board of Directors may be amended or repealed at any meeting of shareholders by a majority of the votes cast at such meeting by the holders of shares entitled to vote thereon.

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